Exhibit 99.1

PRESS RELEASE: FOR IMMEDIATE PUBLICATION For further information contact: Michael R. Sand, President & CEO
Dean J. Brydon, CFO At (360) 533-4747

TIMBERLAND BANCORP, INC.
ANNOUNCES APPOINTMENT OF MICHAEL J. STONEY
TO ITS BOARD OF DIRECTORS

HOQUIAM, WASH. – April 28, 2010 - Timberland Bancorp, Inc. (the “Company”) (NASDAQ: TBSK), the holding company for Timberland Bank (“Bank”), announced today that Michael J. Stoney has been appointed to the Board of Directors of the Company and the Bank effective April 27, 2010.

 “We are very pleased to add Mike to our board.  He brings significant leadership and financial analysis skills that complement our board.  He will be a valuable addition to our budget and audit committees,” stated Jon Parker, Board Chairman.

After receiving a Bachelor of Arts Degree in Accounting from Oregon State University, Mr. Stoney acquired his C.P.A. – earning the designation in 1993.  He has been a partner in the accounting firm, Easter and Stoney P.S. since 1997.  Mike has served on numerous Grays Harbor area boards of directors and we are gratified that he has chosen to serve on our board.

About Timberland Bancorp, Inc.
Timberland Bancorp operates 22 branches in the state of Washington in Hoquiam, Aberdeen, Ocean Shores, Montesano, Elma, Olympia, Lacey, Tumwater, Yelm, Puyallup, Edgewood, Tacoma, Spanaway (Bethel Station), Gig Harbor, Poulsbo, Silverdale, Auburn, Chehalis, Winlock, and Toledo.

Disclaimer
This report contains certain “forward-looking statements.”  The Company desires to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and is including this statement for the express purpose of availing itself of the protection of such safe harbor with forward looking statements.  These forward-looking statements may describe future plans or strategies and include the Company’s expectations of future financial results.  Forward-looking statements are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives.  These risk factors include but are not limited to the effect of interest rate changes, competition in the financial services market for both deposits and loans as well as regional and general economic conditions.  The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements.  The Company’s ability to predict results or the effect of future plans or strategies is inherently uncertain and undue reliance should not be placed on such statements.